SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a trustee pursuant to
Section 305(b)(2) _____
                           ------------------------

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                 13-5266470
                                                 (I.R.S. employer
                                                 identification no.)

399 Park Avenue, New York, New York                 10043
(Address of principal executive office)             (Zip Code)

                     -------------------------------------

                                  Salomon Inc.
              (Exact name of obligor as specified in its charter)

         Delaware                                      22-1660266
         (State or other jurisdiction of               (I.R.S. employer
         incorporation or organization)                identification no.)

         Seven World Trade Center
         New York, New York                                   10048
         (Address of principal executive offices)             (Zip Code)

                           ------------------------

                             Senior Debt Securities
                      (Title of the indenture securities)

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Comptroller of the Currency, Washington, D.C.

                  Federal Reserve Bank of New York, New York, NY
                  33 Liberty Street,
                  New York, NY

                  Federal Deposit Insurance Corporation, Washington, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.

                           Yes.

Item 2.  Affiliations with the Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation

                           None.

Item 16. List of Exhibits.

                  List below all exhibits filed as a part of this Statement of Eligibility.

                  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

                  Exhibit 1 -       Copy of Articles of Association of the
                                    Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

                  Exhibit 2 -       Copy of certificate of authority of the
                                    Trustee to commence business.. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

                  Exhibit 3 -       Copy of authorization of the Trustee to
                                    exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No.
                                    2-55519)

                  Exhibit 4 -       Copy of existing By-Laws of the Trustee.

                                    (Exhibit 4 to T-1 to Registration Statement
                                    No. 33-34988)

                  Exhibit 5 -       Not applicable.

                  Exhibit 6 -       The consent of the Trustee required by
                                    Section 321(b) of the Trust Indenture Act of
                                    1939. (Exhibit 6 to T-1 to Registration
                                    Statement No. 33-19227.)

                  Exhibit 7 -       Copy of the latest Report of Condition of
                                    Citibank, N.A. as of December 31, 1995 - attached)

                  Exhibit 8 -       Not applicable.

                  Exhibit 9 -       Not applicable.


                             ---------------------

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 3rd day of April, 1996.


                                       CITIBANK, N.A.


                                       By       /s/ Arthur W. Aslanian
                                                ----------------------
                                                Vice President

                               Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                             DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                                Citibank, N.A.

of New York in the State of New York, at the close of business on December 31, 1995, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.
                                                                    Thousands
                                                                    of dollars
                                                                    ----------
ASSETS

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin               $  7,451,000
  Interest-bearing balances                                           9,256,000
Held-to-maturity securities                                                   0
Available-for-sale securities                                        15,587,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBFs: Federal funds sold             3,981,000
Securities purchased under agreements to resell                         423,000
Loans and lease financing receivables:
  Loans and Leases, net of unearned income     $145,221,000
  LESS: Allowance for loan and lease losses       4,403,000
                                               ------------
Loans and leases, net of un-earned income, allowance, and
  reserve                                                           140,818,000
Trading assets                                                       28,407,000
Premises and fixed assets (including capitalized leases)              3,454,000
Other real estate owned                                                 849,000
Investments in unconsolidated subsidiaries and associated
  companies                                                           1,181,000
Customers' liability to this bank on acceptances outstanding          1,542,000
Intangible assets                                                        14,000
Other assets                                                          7,147,000
                                                                   ------------
TOTAL ASSETS                                                       $220,110,000
                                                                   ============

LIABILITIES

Deposits:
  In domestic offices                                              $ 35,377,000
    Noninterest-bearing                         $13,214,000
    Interest-bearing                             22,163,000
                                                -----------

  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs                                          121,599,000
    Noninterest-bearing                           8,014,000
    Interest-bearing                            113,585,000
                                                -----------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
  Federal funds purchased                                             1,852,000
  Securities sold under agreements to repurchase                        556,000
Trading liabilities                                                  17,544,000
Other borrowed money:
  With original maturity of one year or less                          7,740,000
  With original maturity of more than one year                        5,788,000
Mortgage indebtedness and obligations under capitalized leases           95,000
Bank's liability on acceptances executed and outstanding              1,559,000
Subordinated notes and debentures                                     4,700,000
Other liabilities                                                     8,483,000
                                                                   ------------
TOTAL LIABILITIES                                                  $205,293,000
                                                                   ============
EQUITY CAPITAL

Common stock                                                       $    751,000
Surplus                                                               6,744,000
Undivided profits and capital reserves                                7,816,000
Net unrealized holding gains (losses) on available-for-sale
  securities                                                             62,000
Cumulative foreign currency translation adjustments                    (556,000)
                                                                   ------------
TOTAL EQUITY CAPITAL                                               $ 14,817,000
                                                                   ------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
  EQUITY CAPITAL                                                   $220,110,000
                                                                   ============

          I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                            ROGER W. TRUPIN

          We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                              PEI-YUAN CHIA
                                                          WILLIAM R. RHODES
                                                            PAUL J. COLLINS
                                                                  DIRECTORS